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                                                                    EXHIBIT 10.4

                            TAX ALLOCATION AGREEMENT


          AGREEMENT entered into as of May 1, 1997 by and among Kenneth A. Hendricks ("Hendricks"), American Builders & Contractors Supply Co., Inc., a Delaware corporation ("ABC"), Mule-Hide Products Co., Inc., a Texas corporation ("Mule-Hide"), and Amcraft Building Products Co., Inc., a Delaware corporation ("Amcraft").

          WHEREAS, Hendricks owns all of the outstanding capital stock of ABC and ABC owns all of the outstanding capital stock of Mule-Hide and Amcraft; and

          WHEREAS, ABC, Mule-Hide and Amcraft have elected to be treated as "S" corporations under Section 1361 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, Hendricks, as the sole stockholder of ABC, will be responsible under the Code and applicable state and local income tax law for paying U.S. federal and certain state and local income taxes on the sum of all taxable net income ("Taxable Net Income") of ABC, and such Taxable Net Income will include the Taxable Net Income of Mule-Hide and Amcraft and ABC's pro rata share of the Taxable Net Income of any future "S" corporations or other entities which qualify for pass-through treatment under the Code ("Pass-Through Entities") in which ABC may have an ownership interest. Mule-Hide, Amcraft and such Pass-Through Entities, if any, are referred to herein as the "Subsidiaries"; and

          WHEREAS, to the extent Hendricks transfers shares of ABC's capital stock to any third party, or to the extent that ABC transfers shares of any Subsidiary's capital stock to any third party, such third party will become responsible for U.S. federal and state and local income taxes on the Taxable Net Income of ABC or such Subsidiary to the extent of its pro rata ownership of such capital stock. Hendricks and all such third parties, if any, are referred to herein as the "Stockholders."

          NOW, THEREFORE, in consideration of the mutual promises herein exchanged and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties hereto agree as follows:

          1. Tax Payment Obligation. ABC shall, or shall cause each of the Subsidiaries to, make payments to each Stockholder (the "Tax Payments") in an amount equal to such Stockholders' Tax Liabilities relating to ABC's and each Subsidiary's Taxable Net Income, without duplication, in accordance with the terms of this Agreement. The "Tax Liabilities" for any Stockholder relating to ABC's or any Subsidiary's Taxable Net Income shall mean an amount (which shall not be less than zero) equal to (i) (A) such Stockholder's aggregate U.S. federal and state and local income tax liability calculated after including the Taxable Net Income of ABC or such Subsidiary less (B) such Stockholder's aggregate U.S. federal and state

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and local income tax liability calculated excluding the Taxable Net Income of
ABC or such Subsidiary plus (ii) a pro rata portion of all expenses incurred by such Stockholder in respect of preparing and filing tax returns and responding to any official inquiry regarding such returns and all tax-related interest or penalties imposed on such Stockholder, each with respect to any taxable period for which such Stockholder incurred any Tax Liability relating to ABC's or any Subsidiary's Taxable Net Income.

          2. Tax Payments. Each Stockholder shall notify ABC at least fifteen
(15) days prior to any date on which such Stockholder intends to make a payment (including any prepayment) to any taxing authority in respect of any Tax Liabilities. ABC shall, or shall cause each applicable Subsidiary to, make a Tax Payment to such Stockholder within fifteen (15) days of such notice in an amount equal to such Tax Liabilities as reasonably estimated by such Stockholder for purposes of making such payment.

          3. Year End Adjustment. Within sixty days following the filing of a final U.S. federal income tax return for any taxable period by each Stockholder, such Stockholder shall notify ABC of the surplus or shortfall of the aggregate amount of all Tax Payments in respect of such taxable period as compared to the actual aggregate Tax Liabilities of such Stockholder for such taxable period. In the event of a shortfall, ABC shall make a Tax Payment to such Stockholder in respect of such shortfall within fifteen (15) days of such notice. In the event of a surplus, such Stockholder shall, at his option, reimburse ABC (or any Subsidiary designated by ABC) for such surplus by cash or check, or apply such surplus to the next Tax Payment due such Stockholder.

          4. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          5. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Hendricks or any Stockholder and any or their respective successors and assigns against ABC or any Subsidiary whether now existing or formed or acquired in the future.

          6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          7. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         8. Notices. Any notice provided for in this Agreement shall be in writing

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and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to ABC at the address set forth below and to any Stockholder at such address as is indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

               American Builders & Contractors Supply Co., Inc.
               One ABC Parkway
               Beloit, Wisconsin 53511

                                *    *    *    *

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          IN WITNESS WHEREOF, the parties have caused this Tax Allocation
Agreement to be duly executed effective as of the 7th day of May, 1997.


                    AMERICAN BUILDERS & CONTRACTORS SUPPLY CO., INC.


                    By: /s/ Kenneth A. Hendricks
                        ---------------------------------------------
                    Name:   Kenneth A. Hendricks
                         --------------------------------------------
                    Title:  President and CEO
                          -------------------------------------------


                    MULE-HIDE PRODUCTS CO., INC.


                    By: /s/ Kenneth A. Hendricks
                        ---------------------------------------------
                    Name:   Kenneth A. Hendricks
                         --------------------------------------------
                    Title:  President and CEO
                          -------------------------------------------


                    AMCRAFT BUILDING PRODUCTS CO., INC.


                    By: /s/ Kenneth A. Hendricks
                        ---------------------------------------------
                    Name:   Kenneth A. Hendricks
                         --------------------------------------------
                    Title:  President and CEO
                          -------------------------------------------

                    /s/  Kenneth A. Hendricks
                    -------------------------------------------------
                    KENNETH A. HENDRICKS

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